Exhibit 4.1

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
June 15, 2009
among
WHITING PETROLEUM CORPORATION,
as Parent Guarantor,
WHITING OIL AND GAS CORPORATION,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto

BANK OF AMERICA, N.A. and
WELLS FARGO BANK, N.A.,
as Syndication Agents
CALYON NEW YORK BRANCH and
COMPASS BANK,
as Documentation Agents

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of June 15, 2009, is among WHITING PETROLEUM CORPORATION, a Delaware corporation, as the Parent Guarantor, WHITING OIL AND GAS CORPORATION, a Delaware corporation, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other Agents the Lenders party hereto.
R E C I T A L S
     A. The Parent Guarantor, the Borrower, the Administrative Agent, other parties as agents and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.
     B. The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.02.
          (a) The definition of “Agreement” is hereby deleted and replaced in its entirety to read as follows:
     “Agreement” means this Credit Agreement, as amended by the First Amendment and as the same may from time to time be amended, modified, supplemented or restated.
          (b) The following definitions are hereby added where alphabetically appropriate to read as follows:
     “First Amendment” means the First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 15, 2009 among the Parent Guarantor, the Borrower, the Administrative Agent and the other Agents and the Lenders party thereto.

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     “Designated Preferred Convertible Stock” means any series of the Parent Guarantor’s cumulative perpetual convertible preferred Equity Interests which (a) have liquidation preference to common Equity Interests of the Parent Guarantor, (b) are convertible at the option of the holder or the Parent Guarantor into shares of common Equity Interests of the Parent Guarantor, (c) are not Disqualified Capital Stock, (d) have a stated dividend rate not to exceed 7% per annum and (e) have terms reasonably acceptable to the Administrative Agent; provided that the aggregate liquidation preference of all Designated Preferred Convertible Stock outstanding shall not exceed $345,000,000.00 at any time.
     2.2 Restricted Payments. Section 9.04(a) is hereby deleted and replaced in its entirety to read as follows:
     (a) Restricted Payments. The Parent Guarantor will not, and will not permit any Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders on account of such Equity Interests or make any distribution of its Property to its Equity Interest holders on account of such Equity Interests, except
     (i) the Parent Guarantor may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock),
     (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests,
     (iii) the Parent Guarantor may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of the Parent Guarantor and the Credit Parties in an amount not to exceed $5,000,000 during any fiscal year and $10,000,000 during the term of this Agreement,
     (iv) if no Default, Event of Default or Borrowing Base Deficiency exists at the time of payment, then the Parent Guarantor may pay cash dividends on its Designated Preferred Convertible Stock during the term hereof in an aggregate amount not to exceed, as of the date of payment, the product of (A) the lesser of (1) $6,250,000 and (2) the aggregate liquidation preference of each outstanding series of Designated Preferred Convertible Stock issued prior to July 31, 2009 times one fourth of the corresponding stated dividend rate of each series, and (B)(1) the number of calendar quarters occurring between June 15, 2009 and the date of such payment for which the Parent Guarantor has not paid dividends in full with respect to the Designated Preferred Convertible Stock (2) plus one, or
     (v) if no Default, Event of Default or Borrowing Base Deficiency exists at the time of declaration, other Restricted Payments in an aggregate

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amount not to exceed $10,000,000 during any fiscal year and $20,000,000 during the term of this Agreement.
Section 3. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “First Amendment Effective Date”):
     3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.
     3.2 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
     3.3 No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this First Amendment.
The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
     4.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default has occurred and is continuing.
     4.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
     4.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together

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shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4.6 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By: Name:	/s/ James J. Volker James J. Volker
	Title:	Chairman, President and Chief Executive Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ James J. Volker

	Name:	James J. Volker
	Title:	Chairman, President and Chief Executive Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Brian Orlando

	Name:	Brian Orlando
	Title:	Vice President

SYNDICATION AGENTS:	BANK OF AMERICA, N.A.

	By:	/s/ Sandra M. Serie

	Name:	Sandra M. Serie
	Title:	Vice President

WELLS FARGO BANK, N.A.

	By:	/s/ William Champion

	Name:	William Champion
	Title:	Assistant Vice President
[Signature Page to First Amendment]

DOCUMENTATION AGENTS:	CALYON NEW YORK BRANCH
	By:	/s/ Tom Beyargeon
Name: Tom Beyargeon
Title: Managing Director

	By:	/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

COMPASS BANK
	By:	/s/ Greg Determann
Name: Greg Determann
Title: Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Brian Orlando
Name: Brian Orlando
Title: Vice President

BANK OF AMERICA, N.A.
	By:	/s/ Sandra M. Serie
Name: Sandra M. Serie
Title: Vice President

WELL FARGO BANK, N.A.
	By:	/s/ William Champion
Name: William Champion
Title: Assistant Vice President

[Signature Page to First Amendment]

CALYON NEW YORK BRANCH
By:	/s/ Tom Beyargeon
Name: Tom Beyargeon
Title: Managing Director

By:	/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

COMPASS BANK
By:	/s/ Greg Determann
Name: Greg Determann
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Vice President

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)
By:	/s/ Whitney Randolph
Name: Whitney Randolph
Title: Vice President

BANK OF SCOTLAND plc
By:
Name:
Title:

[Signature Page to First Amendment]

SUNTRUST BANK
By:	/s/ Yann Pirio
Name: Yann Pirio
Title: Director

THE BANK OF NOVA SCOTIA
By:	/s/ David G. Mills
Name: David G. Mills
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Todd Coker
Name: Todd Coker
Title: Assistant Vice President

COMERICA BANK
By:	/s/ Caroline M. McClurg
Name: Caroline M. McClurg
Title: Vice President

FORTIS CAPITAL CORPORATION
By:	/s/ Ilene Fowler
Name: Ilene Fowler
Title: Director

By:	/s/ David Montgomery
Name: David Montgomery
Title: Director

[Signature Page to First Amendment]

BARCLAYS BANK PLC
By:	/s/ Maria Lund
Name: Maria Lund
Title: Vice President

MORGAN STANLEY BANK
By:
Name:
Title:

RAYMOND JAMES BANK
By:	/s/ Garrett McKinnon
Name: Garrett McKinnon
Title: Senior Vice President

ROYAL BANK OF CANADA
By:	/s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

BANK OF OKLAHOMA, N.A.
By:	/s/ Michael M. Logan
Name: Michael M. Logan
Title: Senior Vice President

[Signature Page to First Amendment]

RZB FINANCE LLC
By:	/s/ Shirley Ritch
Name: Shirley Ritch
Title: Vice President

By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

[Signature Page to First Amendment]